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                                                                    Exhibit 10.8


                            INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "AGREEMENT"), dated February 18, 1997, is between ZIC Holdings Limited, a Cayman Islands corporation ("ZICHL") and Zindart Limited, a Hong Kong corporation ("ZINDART").

         A. Zindart has filed a Registration Statement on Form F-1 (the "REGISTRATION STATEMENT") respecting a proposed initial public offering ("IPO") which will become effective on or about February 27, 1997 (the "EFFECTIVE DATE").

         B. ZICHL owns 76% of the shares of Zindart Pte Limited, a Singapore corporation ("ZINDART SINGAPORE"), which in turn owns all of the shares of Zindart prior to the Effective Date.

         C. ChinaVest IV Funds ("CHINAVEST") and Advent International Corporation ("ADVENT") are the principal shareholders of ZICHL, holding 67.81% and 19.57% of the shares of ZICHL, respectively.

         D. ZICHL, ChinaVest and Advent are parties to a Subscription and Shareholders' Agreement (the "SHAREHOLDERS' AGREEMENT") with Mr. Henry Hu and Mr. Carl Tong, who, through their respective holding companies, each own 6.31% of the shares of ZICHL, and, consequently, each owns indirectly a 4.8% beneficial equity interest in Zindart.

         E. A dispute ("DISPUTE") exists between Messrs. Hu and Tong, on the one hand, and ChinaVest, Advent and ZICHL, on the other hand, as to whether Messrs. Hu and Tong are entitled to receive additional shares of ZICHL, and thereby increase their beneficial ownership interest in Zindart.


        Now, therefore, the parties hereby agree as follows:

SECTION 1:  ZICHL INDEMNIFICATION OF ZINDART

        ZICHL hereby agrees to indemnify, defend and hold Zindart harmless from and against any and all claims, causes of action, losses, damages, costs, expenses and liabilities (including reasonable attorneys' fees) (a "CLAIM") brought or made by either Mr. Hu and/or Mr. Tong and/or any of their affiliates against Zindart arising out of or related to the Shareholders' Agreement and/or the services that Messrs. Hu and/or Tong provided to ChinaVest, Advent, ZICHL and/or any of their affiliates. In the event that, pursuant to a settlement or adjudication of a Claim, it is determined that Mr. Hu or Mr. Tong is entitled to a greater indirect beneficial ownership interest in Zindart than he currently holds, then ZICHL shall either (i) transfer to such person a number of shares of ZICHL such that he obtains such greater indirect beneficial ownership in Zindart through the ownership of
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additional ZICHL shares, or (ii) as control party of Zindart Singapore, cause
Zindart Singapore to transfer such number of shares of Zindart owned by it as will provide such person with such greater aggregate ownership interest in Zindart through his current holding of ZICHL shares and such additional Zindart shares.

SECTION 2:  INDEMNIFICATION PROCEDURES

         2.1 NOTICE. Zindart shall give written notice (the "NOTICE") to ZICHL promptly after Zindart learns of any Claim.

         2.2 DEFENSE OF CLAIMS. ZICHL shall assume the defense of all Claims at ZICHL's sole cost and expense.

         2.3 OTHER RIGHTS AND LIMITATIONS. ZICHL shall not consent to the entry of any judgment or enter into any settlement of any Claim that does not require the release of Zindart unconditionally from all liability with respect to the Claim without the prior written consent of Zindart, which shall not be unreasonably withheld by Zindart.

         2.4 COVENANTS OF ZICHL. ZICHL covenants that, at all times until such time as the Dispute has been resolved by settlement, adjudication or otherwise, it will maintain assets sufficient to meet its indemnification obligations under this Agreement. ZICHL covenants that the terms and conditions of this Agreement shall be binding on any successors to the business and/or assets of ZICHL.

SECTION 3:  MISCELLANEOUS

         3.1 ATTORNEYS' FEES. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's actual expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment including contempt, garnishment, levy, discovery and bankruptcy. For this purpose, "expenses" include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

         3.2 CHOICE OF LAW AND FORUM. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California. Any action to enforce or interpret its provisions must be brought in State or Federal Courts located in San Francisco, California. The parties hereby consent to the personal and subject matter jurisdiction of such courts.

         3.3 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.
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         3.4 NOTICES. All notices, consents, requests, demands or other communications to or upon the respective parties shall be in writing and shall be effective for all purposes upon receipt on any business day before 5:00 PM local time and on the next business day if received after 5:00 PM or on other than a business day, including without limitation, in the case of (i) personal delivery, (ii) delivery by messenger, express or air courier or similar courier,
(iii) delivery by United States first class certified or registered mail, postage prepaid and (iv) transmittal by telecopier or facsimile, addressed as follows:

      To:
                        Zindart Limited
                        Flat C & D, 25/F Block 1, Tai Ping Industrial Centre 57 Ting Kok Road, Tai Po, N.T., Hong Kong
                        Attention:  Feather S.Y. Fok
                        Telecopy:  011-852-2664-7066

      To:               ZIC Holdings Limited
                        c/o ChinaVest
                        19/F, Dina House
                        Duddell Street, Central, Hong Kong
                        Attention:  Dennis Smith
                        Telecopy:  011-852-2845-2949

In this section "BUSINESS DAYS" means days other than Saturdays, Sundays, and U.S. federal and state and Hong Kong legal holidays. Either party may change its address by written notice to the other in the manner set forth above. Receipt of communications by first class or registered mail will be sufficiently evidenced by return receipt. Receipt of communications by facsimile will be sufficiently evidenced by a machine generated confirmation of transmission without an error message. In the case of illegible or otherwise unreadable facsimile transmissions, the receiving party shall promptly notify the transmitting party of any transmission problem and the transmitting party shall promptly resend any affected pages.

         3.5 SUCCESSORS AND ASSIGNS: ASSIGNABILITY. No rights of any party under this Agreement are assignable without the written consent of the other party, which such other party may withhold in its absolute discretion.

         3.6 THIRD PARTIES. Nothing in this Agreement shall be construed to give any person other than ZICHL and Zindart any benefits, rights or remedies.

         3.7 WAIVER/MODIFICATION/AMENDMENT. No amendment of, or waiver of any obligation under, this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.
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         The parties have executed this Indemnification Agreement as of the date first written above.

                                   ZICHL:

                                   ZIC HOLDINGS LIMITED


                                   By: /s/ Robert A. Theleen
                                       _____________________________________

                                       Its:   Director
                                           _________________________________

                                   ZINDART:

                                   ZINDART LIMITED


                                   By: /s/ Feather S.Y. Fok
                                       _____________________________________

                                       Its: Chief Operating Officer,
                                            Chief Financial Officer
                                            ________________________________